UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

THE L.S. STARRETT COMPANY

(Exact name of registrant as specified in its charter)

Massachusetts	1-367	04-1866480
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 CRESCENT STREET, ATHOL, MASSACHUSETTS 01331

(Address of principal executive offices) (Zip Code)

Registrant's telephone number:

978-249-3551

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 par value per share	SCX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2020, the Board of Directors of The L.S. Starrett Company (the “Company”) appointed Scott W. Sproule as a Class III director of the Company, effective June 30, 2020. M. Sproule was also appointed as a member of the Audit Committee of the Company, effective June 30, 2020. Mr. Sproule has served as Vice President, Chief Financial Officer and Treasurer of SPX Corporation (“SPX”) since 2015. He joined SPX in 2005 and has held a variety of leadership positions across the corporation in both corporate as well as multiple segments. Prior to joining SPX, Mr. Sproule began his finance career at PricewaterhouseCoopers in auditing, and held a series of financial management roles at Eastman Kodak Company and Corning, Incorporated. He is a Certified Public Accountant and earned his B.S. in Accounting from Robert Morris University.

There were no arrangements or understandings between Mr. Sproule and any other persons pursuant to which he was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission between Mr. Sproule and the Company required to be disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE L.S. STARRETT COMPANY

Dated: May 15, 2020	By: /s/ John C. Tripp
Name: John C. Tripp
Title: Treasurer and Chief Financial Officer